EXHIBIT 10.89.1

FIRST AMENDMENT TO
CREDIT AGREEMENT

This First Amendment to Credit Agreement (“Amendment”) is made to be effective as of November 8, 1999, by and between Southwall Technologies Inc., a Delaware corporation (the “Company”) and The Sanwa Bank, Limited (the “Bank”), with reference to the following facts:

RECITALS

A.            Company and Bank have previously entered into that certain Credit Agreement (“Credit Agreement”) dated as of May 6, 1997, pursuant to which Bank agreed to make a loan to Company in the principal amount of Ten Million Dollars ($10,000,000) (the “Loan”).  Except as otherwise defined herein, capitalized terms used in this Amendment shall have the meanings given to those terms in the Credit Agreement.

B.            Company’s obligation to repay the Loan is evidenced by that certain Promissory Note in the original principal amount of the Loan, dated as of May 6, 1997, executed by Company (the “Note”).

C.            Company and Bank wish to amend the Credit Agreement to provide for a change in the Applicable Spread from 0.4375% to 1.0%, all in accordance with the terms and conditions of this Amendment.

OPERATIVE PROVISIONS

In consideration of the above recitals and of the covenants and conditions contained herein, Company and Bank hereby agree as follows:

1.             Amendment to Definition of Applicable Spread.  Effective as of November 8, 1999, the definition of Applicable Spread set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Applicable Spread” means 1.0%.

2.             Representations and Warranties.  Company hereby represents and warrants to Bank that;

(i)            as of the date of this Amendment, the outstanding principal balance of the Loan is Ten Million Dollars ($10,000,000);

(ii)           all of the representations and warranties of Company contained in the Credit Agreement and the Note are true and correct as of the date of this Amendment as if made on such date;

(iii)          no Default or Event of Default has occurred and is continuing; and

(iv)          the execution, delivery and performance by Company of all its obligations under this Amendment has been duly authorized by all necessary action.  This

Amendment constitutes the legal, valid and binding obligations of Company enforceable against Company in accordance with its terms.

3.             Conflict between this Amendment and the Loan Documents.  If there is a conflict between any of the provisions of this Amendment and any of the provisions of the Loan Documents, the provisions of this Amendment shall control.

4.             No Other Amendments or Changes.  Except as expressly amended or modified by this Amendment, all of the terms and conditions of the Loan Documents shall remain unchanged and in full force and effect.

5.             Governing Law.  This Amendment shall be governed by and construed in accordance with California law.

IN WITNESS WHEREOF, Company and Bank have caused this Amendment to be executed as of the date first written above.

COMPANY:

SOUTHWALL TECHNOLOGIES, INC.,
a Delaware corporation.

By:
Name:
Title:

BANK:

THE SANWA BANK, LIMITED

By:
Name:
Title: